EXHIBIT 24.1

ENERGY FOCUS INC.

2014 ANNUAL REPORT ON FORM 10-K

Power of Attorney

KNOW ALL MEN BY THESE PRESENT: That each person whose name is signed below has made, constituted, and appointed, and by this instrument does make, constitute, and appoint, James Tu or Marcia J. Miller his true and lawful attorney for him and in his name, place, and stead, with power of substitution, to subscribe, as attorney-in-fact, his signature as Director or Officer or both, as the case may be, of Energy Focus, Inc., a Delaware corporation, to its Annual Report on Form 10-K for the year ended December 31, 2014, and to any and all amendments to that Annual Report, hereby giving and granting to each attorney-in-fact full power and authority to do and perform every act and thing necessary to be done in the premises, as fully as he might or could do if personally present, hereby ratifying and confirming all that each attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall not apply to any Annual Report on Form 10-K or amendment thereto filed after December 31, 2014.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of March 12, 2015.

/s/ James Tu	/s/ Marcia J. Miller
James Tu	Marcia J. Miller
Executive Chairman and Chief Executive Officer	Interim Chief Financial Officer and Secretary
Principal Executive Officer	Principal Financial and Accounting Officer

/s/ Simon Cheng	/s/ John M. Davenport
Simon Cheng	John M. Davenport
Executive Director	Executive Director

/s/ Thomas W. Swidarski	/s/ Xin (Adam) He
Thomas W. Swidarski	Xin (Adam) He
Director	Director

/s/ William Cohen	/s/ Michael R. Ramelot
William Cohen	Michael R. Ramelot
Director	Director